PLAN OF DISTRIBUTION PURSUANT TO RULE 12b-1
                                (Class A Shares)

         WHEREAS, VAN ECK FUNDS, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (hereinafter called the "Trust"), is engaged in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "Act");

         WHEREAS, the Trust is authorized to issue shares of beneficial interest, in separate series, with each such series representing the interests in a separate portfolio of securities and other assets (any series, currently existing or hereafter established by the Trust offering two or more classes of its shares adopting this plan, as set forth in Exhibit A hereto as it may be amended from time to time, being referred to hereafter, individually or collectively as the context may require, as "Series");

         WHEREAS, shares of beneficial interest of series of the Trust may be divided into two or more classes;

         WHEREAS, the class of shares of a Series offered to the public at net asset value plus a sales charge equal to a specified percentage of the public offering price on the terms and conditions set forth in the Trust's then-current prospectus shall be designated as Class A shares (the "Shares");

         WHEREAS, Van Eck Securities Corporation (the "Underwriter") serves as principal underwriter of Shares of each Series pursuant to a written agreement;

         WHEREAS, the Trust hereby intends to act as a distributor of Shares in accordance with Rule 12b-1 under the Act, as it may from time to time be amended ("Rule 12b-1"), and desires to adopt a Plan of Distribution pursuant to such Rule on the terms and conditions as hereinafter set forth, in respect of the Shares (the "Plan");

         WHEREAS, the Trustees as a whole, and the Trustees who are not "interested persons" of the Trust (as defined in the Act) and who have no direct or indirect financial interest in the operation of the Plan and any agreements relating to it (the "Qualified Trustees"), having determined, in the exercise of their reasonable business judgment and in light of their fiduciary duties under state law and under Sections 36(a) and (b) of the Act, that there is a reasonable likelihood that the Plan will benefit the Series and the holders of the Shares of such Series, have approved the Plan by vote cast in person at a meeting called for the purpose of voting on the Plan and agreements related thereto; and

         WHEREAS, Van Eck Associates Corporation, as the sole shareholder of the Shares of the Initial Series, has approved the Plan.

         NOW, THEREFORE, the Trust hereby adopts the Plan in accordance with Rule 12b-1:

Section 1.  DISTRIBUTION ACTIVITIES

         Subject to the supervision of the Trustees, the Trust or the Underwriter on behalf of the Trust for the compensation set forth herein may, directly or indirectly, engage in any activities primarily intended to result in the sale of Shares, which activities may include, but are not limited to, one or more of the following: (1) making payments to securities dealers and others engaged in the sale of Shares, including making payments of fees to the broker of record for servicing shareholder accounts ("Maintenance Fees"); (2) paying compensation to and expenses of personnel (including personnel of the
Underwriter and organizations with which the Trust or the Underwriter has entered into agreements pursuant to this Plan) who engage in or support distribution of Shares or who render shareholder support services, including but not limited to, office space and equipment, telephone facilities and expenses, answering routine inquiries regarding the Trust, processing shareholder transactions and providing such other shareholder services, other than those provided by the transfer agent and other agents of the Trust, as the Trust may reasonably request; (3) formulating and implementing marketing and promotional activities, including but not limited to direct mail promotions and television, radio, newspaper, magazine and other mass media advertising; (4) preparing, printing and distributing sales literature; (5) preparing, printing and distributing prospectuses of the Trust and reports for recipients other than existing shareholders of the Trust; and (6) obtaining such information, analyses and reports with respect to marketing and promotional activities as the Trust may, from time to time, deem advisable. The Underwriter on behalf of the Trust is authorized to engage in the activities listed above, and in any other activities primarily intended to result in the sale of Shares, either directly or through other persons with which the Trust or the Underwriter has entered into agreements pursuant to the Plan (all such activities hereafter "Distribution Activities"). The Underwriter is not obligated to perform all of the Distribution Activities enumerated above or maintain any level of services or expenditures, but shall in its sole discretion, determine which Distribution Activities to engage in and the resources to be committed to such activities.

Section 2.  FEES, MAXIMUM EXPENDITURES

         (a) PAYMENT FOR DISTRIBUTION ACTIVITIES - The Trust is authorized to pay the Underwriter for the Distribution Activities performed under the Plan, a fee at the annual rate set forth in Exhibit A ("Annual Fee"). Such Series shall calculate daily amounts payable by it in respect of Shares hereunder and shall pay such amounts monthly or at such other intervals as the Trustees may determine. In the event the Plan is terminated, the Underwriter shall be entitled to recoup amounts expended on Distribution Activities on behalf of the Series in excess of the Annual Fees and any other compensation received in connection with the distribution of the Shares ("Unrecouped Amounts"). The payment of Unrecouped Amounts in the case of a Series shall not exceed, on an annual basis, the Annual Fee ("Annual Limitation"). Unrecouped Amounts payable under the Plan that are not paid because they exceed the Annual Fee ("Carry Forward Amounts") shall be carried forward by a Series and shall be paid within the Annual Limitation in accordance with this Plan. Carry Forward Amounts attributable to commissions advanced by, or on behalf of, the Underwriter in respect of Shares pursuant to Section 1(1) hereof are "Carry Forward Commissions."

         APPLICATION OF PROCEEDS - The excess of amounts received by the Underwriter under Section 2(a) hereof over amounts paid by it as Maintenance Fees to third parties which are not "affiliated persons" (as defined in the Act) of the Trust shall be applied toward reducing the Unrecouped Amounts.

         (c) ______ Any Unrecouped Carry Forward Amounts under Section 2(a) attributable to a fiscal year of a Series shall be paid by the Trust in respect of Shares in a subsequent year within the limitations set forth herein. Expenditures made by one class under the Plan may not be used to subsidize the sale of shares of another class of a Series.

Section 3.  TERM AND TERMINATION

         (a) SERIES. The Plan shall become effective on June 2, 1997 with respect to the Series listed in Schedule A hereto.

         (b) ADDITIONAL SERIES. As additional Series are established, the Plan shall become effective with respect to each such Series listed in Exhibit A at the Annual Fee set forth in such Exhibit upon the initial public offering of such new Series, provided that the Plan has previously been approved for continuation, together with any related agreements, by votes of a majority of both (a) the Trustees of the Trust and (b) the Qualified Trustees of the Trust, cast in person at a meeting held before the initial public offering of such new Series and called for the purpose of voting on such approval.

         (c) CONTINUATION OF THE PLAN. The Plan and any related agreements shall continue in effect with respect to a Series for so long as such continuance is specifically approved at least annually by votes of a majority of both (a) the Trustees of the Trust and (b) the Qualified Trustees, cast in person at a meeting called for the purpose of voting on this Plan and any related agreements.

         (d) TERMINATION OF THE PLAN. The Plan may be terminated at any time with respect to any Series by vote of a majority of the Qualified Trustees of the Trust, or by vote of a majority of the outstanding Shares of that Series. The Underwriter shall not be entitled to payments or reimbursement in respect of costs incurred in performing Distribution Activities which occur after termination of the Plan. However, the Underwriter shall be entitled to reimbursement of all Unrecouped Amounts and other costs properly incurred in respect of Shares prior to termination, and the Trust shall continue to make any required payments to the Underwriter pursuant to Section 2 subject to the Annual Limitation until such time as all such amounts have been reimbursed. The Plan may remain in effect with respect to a Series even if it has been terminated in accordance with this Section 3(d) with respect to one or more other Series.

Section 4.  AMENDMENTS

         The Plan may not be amended to increase materially the amount of distribution expenditures provided for in Section 2 hereof unless such amendment is approved by a vote of the majority of the outstanding voting securities of each of the affected classes of a Series and no material amendment to the Plan shall be made unless approved in the manner provided for annual continuation in
Section 3(c) hereof.

Section 5.  INDEPENDENT TRUSTEES

         While the Plan is in effect, the selection and nomination of Trustees who are not interested persons (as defined in the Act) of the Trust shall be committed to the discretion of the Trustees who are not interested persons.

Section 6.  QUARTERLY REPORTS; ANNUAL REPORTS

         The Treasurer of the Trust shall provide to the Trustees and the Trustees shall review, at least quarterly, a written report of the amounts expended for Distribution Activities and the purpose for which such expenditures were made. The Treasurer shall review, at least annually the revenues received and expenses incurred by the Underwriter pursuant to the Plan.

Section 7.  RECORDKEEPING

         The Trust shall preserve copies of the Plan and any related agreements and all reports made pursuant to Section 6 hereof, for a period of not less than six years from the date of the Plan, or the agreements and such report, as the case may be, the first two years in an easily accessible place.

Section 8.  LIMITATION OF LIABILITY

         The term "Van Eck Funds" means and refers to the Trustees from time to time serving under the Amended and Restated Master Trust Agreement dated February 6, 1992, as the same may subsequently thereto have been, or subsequently hereto may be, amended. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the assets and property of the Trust, as provided in the Amended and Restated Master Trust Agreement of the Trust. The execution and delivery of the Plan have been authorized by the Trustees of the Trust and signed by an authorized officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Trust as provided in its Amended and Restated Master

Trust Agreement.

         IN WITNESS WHEREOF, the Trust has executed this Plan of Distribution on the day and year set forth below in New York, New York.

Date: May 1, 2000


                                                    VAN ECK FUNDS


                                                    ----------------------------
                                                    President

ATTEST:

---------------------------
Secretary

                   PLAN OF DISTRIBUTION PURSUANT TO RULE 12b-1
                                (Class B Shares)

         WHEREAS, VAN ECK FUNDS, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (hereinafter called the "Trust"), is engaged in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "Act");

         WHEREAS, the Trust is authorized to issue shares of beneficial interest, in separate series, with each such series representing the interests in a separate portfolio of securities and other assets (any series, currently existing or hereafter established by the Trust offering two or more classes of its shares adopting this plan, as set forth in Exhibit A hereto as it may be amended from time to time, being referred to hereafter, individually or collectively as the context may require, as "Series");

         WHEREAS, shares of beneficial interest of series of the Trust may be divided into two or more classes;

         WHEREAS, the class of shares of a Series offered to the public at net asset value plus a sales charge equal to a specified percentage of the public offering price on the terms and conditions set forth in the Trust's then-current prospectus shall be designated as Class B shares (the "Shares");

         WHEREAS, Van Eck Securities Corporation (the "Underwriter") serves as principal underwriter of Shares of each Series pursuant to a written agreement;

         WHEREAS, the Trust hereby intends to act as a distributor of Shares in accordance with Rule 12b-1 under the Act, as it may from time to time be amended ("Rule 12b-1"), and desires to adopt a Plan of Distribution pursuant to such Rule on the terms and conditions as hereinafter set forth, in respect of the Shares (the "Plan");

         WHEREAS, the Trustees as a whole, and the Trustees who are not "interested persons" of the Trust (as defined in the Act) and who have no direct or indirect financial interest in the operation of the Plan and any agreements relating to it (the "Qualified Trustees"), having determined, in the exercise of their reasonable business judgment and in light of their fiduciary duties under state law and under Sections 36(a) and (b) of the Act, that there is a reasonable likelihood that the Plan will benefit the Series and the holders of the Shares of such Series, have approved the Plan by vote cast in person at a meeting called for the purpose of voting on the Plan and agreements related thereto; and

         WHEREAS, Van Eck Associates Corporation, as the sole shareholder of the Shares of the Initial Series, has approved the Plan.

         NOW, THEREFORE, the Trust hereby adopts the Plan in accordance with Rule 12b-1:

Section 1.  DISTRIBUTION ACTIVITIES

         Subject to the supervision of the Trustees, the Trust or the Underwriter on behalf of the Trust for the compensation set forth herein may, directly or indirectly, engage in any activities primarily intended to result in the sale of Shares, which activities may include, but are not limited to, one or more of the following: (1) making payments to securities dealers and others engaged in the sale of Shares, including making payments of fees to the broker of record for servicing shareholder accounts ("Maintenance Fees"); (2) paying compensation to and expenses of personnel (including personnel of the
Underwriter and organizations with which the Trust or the Underwriter has entered into agreements pursuant to this Plan) who engage in or support distribution of Shares or who render shareholder support services, including but not limited to, office space and equipment, telephone facilities and expenses, answering routine inquiries regarding the Trust, processing shareholder transactions and providing such other shareholder services, other than those provided by the transfer agent and other agents of the Trust, as the Trust may reasonably request; (3) formulating and implementing marketing and promotional activities, including but not limited to direct mail promotions and television, radio, newspaper, magazine and other mass media advertising; (4) preparing, printing and distributing sales literature; (5) preparing, printing and distributing prospectuses of the Trust and reports for recipients other than existing shareholders of the Trust; and (6) obtaining such information, analyses and reports with respect to marketing and promotional activities as the Trust may, from time to time, deem advisable. The Underwriter on behalf of the Trust is authorized to engage in the activities listed above, and in any other activities primarily intended to result in the sale of Shares, either directly or through other persons with which the Trust or the Underwriter has entered into agreements pursuant to the Plan (all such activities hereafter "Distribution Activities"). The Underwriter is not obligated to perform all of the Distribution Activities enumerated above or maintain any level of services or expenditures, but shall in its sole discretion, determine which Distribution Activities to engage in and the resources to be committed to such activities.

Section 2.  FEES, MAXIMUM EXPENDITURES

         (a) PAYMENT FOR DISTRIBUTION ACTIVITIES - The Trust is authorized to pay the Underwriter for the Distribution Activities performed under the Plan, a fee at the annual rate set forth in Exhibit A ("Annual Fee"). Such Series shall calculate daily amounts payable by it in respect of Shares hereunder and shall pay such amounts monthly or at such other intervals as the Trustees may determine. In the event the Plan is terminated, the Underwriter shall be entitled to recoup amounts expended on Distribution Activities on behalf of the Series in excess of the Annual Fees and any other compensation received in connection with the distribution of the Shares ("Unrecouped Amounts"). The payment of Unrecouped Amounts in the case of a Series shall not exceed, on an annual basis, the Annual Fee ("Annual Limitation"). Unrecouped Amounts payable under the Plan that are not paid because they exceed the Annual Fee ("Carry Forward Amounts") shall be carried forward by a Series and shall be paid within the Annual Limitation in accordance with this Plan. Carry Forward Amounts attributable to commissions advanced by, or on behalf of, the Underwriter in respect of Shares pursuant to Section 1(1) hereof are "Carry Forward Commissions."

         APPLICATION OF PROCEEDS - The excess of amounts received by the Underwriter under Section 2(a) hereof over amounts paid by it as Maintenance Fees to third parties which are not "affiliated persons" (as defined in the Act) of the Trust shall be applied toward reducing the Unrecouped Amounts.

         (c) ______ Any Unrecouped Carry Forward Amounts under Section 2(a) attributable to a fiscal year of a Series shall be paid by the Trust in respect of Shares in a subsequent year within the limitations set forth herein. Expenditures made by one class under the Plan may not be used to subsidize the sale of shares of another class of a Series.

Section 3.  TERM AND TERMINATION

         (a) SERIES. The Plan shall become effective on June 2, 1997 with respect to the Series listed in Schedule A hereto.

         (b) ADDITIONAL SERIES. As additional Series are established, the Plan shall become effective with respect to each such Series listed in Exhibit A at the Annual Fee set forth in such Exhibit upon the initial public offering of such new Series, provided that the Plan has previously been approved for continuation, together with any related agreements, by votes of a majority of both (a) the Trustees of the Trust and (b) the

Qualified Trustees of the Trust, cast in person at a meeting held before the initial public offering of such new Series and called for the purpose of voting on such approval.

         (c) CONTINUATION OF THE PLAN. The Plan and any related agreements shall continue in effect with respect to a Series for so long as such continuance is specifically approved at least annually by votes of a majority of both (a) the Trustees of the Trust and (b) the Qualified Trustees, cast in person at a meeting called for the purpose of voting on this Plan and any related agreements.

         (d) TERMINATION OF THE PLAN. The Plan may be terminated at any time with respect to any Series by vote of a majority of the Qualified Trustees of the Trust, or by vote of a majority of the outstanding Shares of that Series. The Underwriter shall not be entitled to payments or reimbursement in respect of costs incurred in performing Distribution Activities which occur after termination of the Plan. However, the Underwriter shall be entitled to reimbursement of all Unrecouped Amounts and other costs properly incurred in respect of Shares prior to termination, and the Trust shall continue to make any required payments to the Underwriter pursuant to Section 2 subject to the Annual Limitation until such time as all such amounts have been reimbursed. The Plan may remain in effect with respect to a Series even if it has been terminated in accordance with this Section 3(d) with respect to one or more other Series.

Section 4.  AMENDMENTS

         The Plan may not be amended to increase materially the amount of distribution expenditures provided for in Section 2 hereof unless such amendment is approved by a vote of the majority of the outstanding voting securities of each of the affected classes of a Series and no material amendment to the Plan shall be made unless approved in the manner provided for annual continuation in
Section 3(c) hereof.

Section 5.  INDEPENDENT TRUSTEES

         While the Plan is in effect, the selection and nomination of Trustees who are not interested persons (as defined in the Act) of the Trust shall be committed to the discretion of the Trustees who are not interested persons.

Section 6.  QUARTERLY REPORTS; ANNUAL REPORTS

         The Treasurer of the Trust shall provide to the Trustees and the Trustees shall review, at least quarterly, a written report of the amounts expended for Distribution Activities and the purpose for which such expenditures were made. The Treasurer shall review, at least annually the revenues received and expenses incurred by the Underwriter pursuant to the Plan.

Section 7.  RECORDKEEPING

         The Trust shall preserve copies of the Plan and any related agreements and all reports made pursuant to Section 6 hereof, for a period of not less than six years from the date of the Plan, or the agreements and such report, as the case may be, the first two years in an easily accessible place.

Section 8.  LIMITATION OF LIABILITY

         The term "Van Eck Funds" means and refers to the Trustees from time to time serving under the Amended and Restated Master Trust Agreement dated February 6, 1992, as the same may subsequently thereto have been, or subsequently hereto may be, amended. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the assets and property of the Trust, as provided in the

Amended and Restated Master Trust Agreement of the Trust. The execution and delivery of the Plan have been authorized by the Trustees of the Trust and signed by an authorized officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Trust as provided in its Amended and Restated Master Trust Agreement.

         IN WITNESS WHEREOF, the Trust has executed this Plan of Distribution on the day and year set forth below in New York, New York.

Date: May 1, 2000


                                                  VAN ECK FUNDS


                                                  ----------------------------
                                                  President

ATTEST:

---------------------------
Secretary

                                  VAN ECK FUNDS

                      PLAN OF DISTRIBUTION PURSUANT TO RULE

                                           12b-1 (CLASS A and CLASS B))

                                   EXHIBIT A

Name of Series                     Maximum 12b-1 Fees/Annual Limitation
                                   (Annually as a % of average daily net assets)



Emerging Markets Vision Fund-Class A                                   .50%
Emerging Markets Vision Fund Class B                                   1.00%

                                  VAN ECK FUNDS
                                 99 Park Avenue
                            New York, New York 10016

                                                                  April 28, 2000

Van Eck Securities Corporation
99 Park Avenue
New York, New York 10168

Ladies and Gentlemen:

         Pursuant to Section 1 of the Distribution Agreement, dated July 30, 1985 (the "Agreement"), between Van Eck Funds (the "Trust") and Van Eck Securities Corporation (the "Distributor"), please be advised an additional series if the Trust, namely Emerging Markets Vision Fund (the "Fund") has
adopted  the  Agreement  and  retained  the   Distributor  to  render   services
contemplated by the Agreement for the Fund. The Fund will issue two classes of shares, namely Class A, and Class B shares. Class A shares will be sold at "net asset value per share" plus a front-end sales charge, Class B shares will be sold at "net asset value" subject to a contingent deferred sales charge.

         Please confirm below your willingness to render such services.

                                                  VAN ECK FUNDS



ATTEST:___________________________                BY:__________________________
                                                            President

         Confirmed, Agreed to and Accepted this April 28, 2000.

                                                  VAN ECK SECURTIIES CORPORATION



ATTEST:____________________________               BY:___________________________
                                                             President

                          INVESTMENT ADVISORY AGREEMENT

         AGREEMENT made as of this 1st day of MAY, 2000 between VAN ECK ASSOCIATES CORPORATION, a corporation organized under the laws of the State of Delaware and having its principal place of business in New York, New York (the "Adviser"), and VAN ECK FUNDS, a Massachusetts business trust (THE "Trust") having its principal place of business in New York, New York (the "Trust").

         WHEREAS, the Trust is engaged in business as an open-end investment company and is so registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Adviser is engaged principally in the business of rendering investment management services and is registered under the Investment Advisers Act of 1940, as amended; and

         WHEREAS, the Trust is authorized to issue shares of beneficial interest in separate series, each representing interests in a separate portfolio of securities and other assets;

         WHEREAS, the Trust intends to offer shares ("Shares") in one of those series, Emerging Markets Vision Fund (the "Fund"), and invest the proceeds in securities, the Trust desires to retain the Adviser to render investment advisory and accounting and administrative services hereunder and with respect to which the Adviser is willing so to do;

         NOW, THEREFORE, WITNESSETH: That it is hereby agreed between the parties hereto as follows:

1.       APPOINTMENT OF ADVISER

The Trust hereby appoints the Adviser to act as investment adviser and administrator to the Fund for the period and on the terms herein set forth. The Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

2.       DUTIES OF ADVISER

The Adviser, at its own expense, shall be responsible for furnishing the following services and facilities to the Trust:

(a)  INVESTMENT PROGRAM

         The Adviser will (i) furnish continuously an investment program for the Fund (ii) determine (subject to the overall supervision and review of the Board of Trustees of the Trust) what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Fund shall be held uninvested, and (iii) make changes on behalf of the Fund in the investments. The Adviser also will manage, supervise and conduct such other affairs and business of the Fund and matters incidental thereto, as the Adviser and the Trust agree, subject always to the control of the Board of Trustees of the Trust and to the provisions of the Master Trust Agreement of the Trust, the Trust's By-Laws and the 1940 Act.

(b)      ACCOUNTING AND ADMINISTRATIVE SERVICES

(i) The Adviser, at its own expense, will provide or arrange for the performance of the following accounting functions on an ongoing basis:

         (1) Journalize the Fund's investment, capital share and income and expense activities;

         (2) Verify investment buy/sell trade tickets when received from the Fund and transmit trades to the Trust's custodian for proper settlement;

         (3)      Maintain individual ledgers for investment securities;

         (4) ______ Reconcile cash and investment balances with the Trust's custodian, and provide the Fund with the beginning cash balance available for investment purposes;

         (5) Update the cash availability throughout the day as required b the Fund;

         (6) Post to and prepare the Fund's Statement of Assets and Liabilities and the Statement of Operations;

         (7) Calculate various contractual expenses (E.G., transfer agency fees); ----

         (8) Control all disbursements and authorize such disbursements upon written instructions from authorized officers and agents;

         (9)      Calculate capital gains and losses;

         (10)     Determine the net income;

         (11) _____ Obtain security market quotes, at the Fund's expense, or if such quotes are unavailable, obtain such prices from the investment adviser, and in either case calculate the market value of the Fund's investments;

         (12)     Deliver a copy of the daily portfolio valuation to the Fund;

         (13)     Compute the net asset value;

         (14) Compute the Fund's yields, total return, expense ratios, portfolio turnover rate;

         (15) Monitor the expense accruals and notify the Fund of any proposed adjustments; and

         (16)     Prepare periodic unaudited financial statements.

(ii) _____ In addition to the accounting services described in the foregoing Paragraph 2(b)(i), the Adviser will provide or arrange for the provision of the following services for the Fund:

         (1)      Prepare periodic audited financial statements;

         (2) Supply various statistical data as requested by the Board of Trustees of the Trust on an ongoing basis;

         (3) Prepare for execution and file the Federal and state tax returns;

         (4) Prepare and file the Semi-Annual Reports with the Securities and Exchange Commission on Form N-SAR;

         (5) Prepare and file with the Securities and Exchange Commission the Fund's annual, semi-annual and quarterly shareholder reports;

         (6) Prepare and file registration statements on Form N-1A and other filings relating to the registration of Shares;

         (7) Monitor the Fund's status as a regulated investment company under Sub-Chapter M of the Internal Revenue Code of 1986, as amended;

         (8)      Maintain the Fund's fidelity bond as required by the 1940 Act;

         (9) Prepare materials for and record the proceedings of, in conjunction with the officers of the Trust, the meetings of the Trust's Board of Trustees; and

         (10) Prepare any other regulatory reports to and for any Federal, state or local agency as may be required.

         In carrying out its duties hereunder, as well as any other activities undertaken on behalf of the Fund pursuant to this Agreement, the Adviser shall at all times be subject to the control and direction of the Board of Trustees of the Trust.

(c) OFFICE SPACE AND FACILITIES

         The Adviser will arrange to furnish the Trust office space in the offices of the Adviser, or in such other place or places as may be agreed upon from time to time, and all necessary office facilities, simple business equipment, supplies, utilities and telephone service required for managing the investments of the Trust.

(d) PERSONNEL

         The Adviser shall provide executive and clerical personnel for managing the investments of the Fund, and shall compensate officers and Trustees of the Trust if such persons are also employees of the Adviser or its affiliates, except as otherwise provided herein.

(e) PORTFOLIO TRANSACTIONS

         The Adviser shall place all orders for the purchase and sale of portfolio securities for the account of the Fund with brokers or dealers selected by the Adviser, although the Fund will pay the actual brokerage commissions on portfolio transactions in accordance with Paragraph 3(d). In executing portfolio transactions and selecting brokers or dealers, the Adviser will use its best efforts to seek on behalf of the Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Adviser shall consider all factors it deems relevant, including, without limitation, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any (for the specific transaction and on a continuing basis). In evaluating the best overall terms available, and in selecting the broker or dealer to execute a particular transaction, the Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Fund and/or the other accounts over which the Adviser or an affiliate of the Adviser exercises investment discretion. The

         Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of that particular transaction or in terms of all of the accounts over which investment discretion is so exercised by the Adviser or its affiliates. Nothing in this Agreement shall preclude the combining of orders for the sale or purchase of securities or other investments with other accounts managed by the Adviser or its affiliates provided that the Adviser does not favor any account over any other account and provided that any purchase or sale orders executed contemporaneously shall be allocated in a manner the Adviser deems equitable among the accounts involved.

(f)      RIGHT TO RECEIVE ADVICE

(i) ______ ADVICE OF FUND If the Adviser shall be in doubt as to any action to be taken or omitted by it, it may request, and shall receive, from the Fund directions or advice.

(ii) _____ ADVICE OF COUNSEL If the Adviser or the Fund shall be in doubt as to any question of law involved in any action to be taken or omitted by the Adviser, it may request advice at the Fund's cost from counsel of its own choosing (which may be counsel for the Adviser or the Fund, at the option of the Adviser).

(iii) PROTECTION OF THE ADVISER The Adviser shall be protected in any action or inaction which it takes in -------------------------- reliance on any directions or advice received pursuant to subsections (i) or (ii) of this paragraph which the Adviser, after receipt of any such directions or advice in, good faith believes to be consistent with such directions or advice as the case may be. However, nothing in this paragraph shall be construed as imposing upon the Adviser any obligation (i) to seek such directions or advice or (ii) to act in accordance with such directions or advice when received. Nothing in this subsection shall excuse the Adviser when an action or omission on the part of the Adviser constitutes willful misfeasance, bad faith, gross negligence or reckless disregard by the Adviser of its duties under this Agreement.


3.       EXPENSES OF TRUST

The Adviser shall not bear the responsibility for or expenses associated with operational, accounting or administrative services on behalf of the Fund not expressly assumed by the Adviser hereunder. The expenses to be borne by the Trust include, without limitation:

(a) ______ charges and expenses of any registrar, stock, transfer or dividend disbursing agent, custodian, depository or other agent appointed by the Trust for the safekeeping of the Fund's cash, portfolio securities and other property;

(b) ______ general operational, administrative and accounting costs, such as the costs of calculating the Fund's net asset value, the preparation of the Fund's tax filings with relevant authorities and of compliance with any and all regulatory authorities;

(c)      charges and expenses of auditors and outside accountants;

(d) brokerage commissions for transactions in the portfolio securities of the Fund;

(e) all taxes, including issuance and transfer taxes, and corporate fees payable by the Fund to Federal, state or other U.S. or foreign governmental agencies;

(f)      the cost of stock certificates representing shares of the Fund;

(g) expenses involved in registering and maintaining registrations of the Fund and of its shares with the Securities and Exchange Commission and various states and other jurisdictions, if applicable;

(h) ______ all expenses of shareholders' and Trustees' meetings, including meetings of committees, and of preparing, setting in type, printing and mailing proxy statements, quarterly reports, semi-annual reports, annual reports and other required communications to shareholders;

(i)      ______  all  expenses  of  preparing   and  setting  in  type  offering
         documents,   and   expenses  of  printing   and  mailing  the  same  to
         shareholders (but not expenses of printing and mailing offering documents and literature used for any promotional purposes);

(j) compensation and travel expenses of Trustees who are not "interested persons" of the Adviser within the meaning of the 1940 Act;

(k) the expense of furnishing, or causing to be furnished, to each shareholder statements of account;

(l) ______ charges and expenses of legal counsel in connection with matters relating to the Fund, including, without limitation, legal services rendered in connection with the Trust's corporate and financial structure, day to day legal affairs of the Trust and relations with its shareholders, issuance of Fund shares, and registration and qualification of securities under Federal, state and other laws;

(m) ______ the expenses of attendance at professional and other meetings of organizations such as the Investment Company Institute and other trade groups by officers and Trustees of the Trust, and the membership or association dues of such organizations;

(n)      the cost and expense of maintaining the books and records of the Fund;

(o)      the expense of obtaining and maintaining a fidelity bond as required by
         Section 17(g) of the 1940 Act and the expense of obtaining and maintaining an errors and omissions policy;

(p)      interest payable on Fund borrowing;

(q)      postage; and

(r)      ______ any other  costs and  expenses  incurred by the Adviser for Fund
         operations   and   activities,   including   but  not  limited  to  the
         organizational costs of the Fund if initially paid by the Adviser.

4.       COMPENSATION

For the services and facilities to be provided to the Trust by the Adviser as provided in Paragraph 2 hereof, the Trust shall pay the Adviser a fee at the annual rate set forth in Exhibit A ("Annual Fee"). The Trust shall pay such amounts monthly, based on the Fund's average daily net assets, as reflected in the books and records of the Trust in accordance with procedures established from time to time by or under the direction of the Board of Trustees of the Trust.

5.       TRUST TRANSACTIONS

The Adviser agrees that neither it nor any of its officers, directors, employees or agents will take any long- or short-term position in the shares of the Trust; provided, however, that such prohibition shall not prevent the purchase of shares of the Trust by any of the persons above described for their account and for investment at the price (net asset value) at which such shares are available to the public at the time of purchase or as part of the initial capital of the Fund.

6.       RELATIONS WITH TRUST

Subject to and in accordance with the Master Trust Agreement and By-Laws of the Trust and the Articles of Incorporation and By-Laws of the Adviser, respectively, it is understood (i) that Trustees, officers, agents and shareholders of the Trust are or may be interested in the Adviser (or any successor thereof) as directors, officers or otherwise; (ii) that directors, officers, agents and shareholders of the Adviser are or may be interested in the Trust as Trustees, officers, shareholders or otherwise; and (iii) that the Adviser (or any such successor) is or may be interested in the Trust as a shareholder or otherwise and that the effect of any such adverse interests shall be governed by said Master Trust Agreement and By-Laws.

7.       LIABILITY OF ADVISER AND OFFICERS AND TRUSTEES OF TRUST

Neither the Adviser nor its officers, directors, employees, agents or controlling persons or assigns shall be liable for any error of judgment or law, or for any loss suffered by the Trust or its shareholders in connection with the matters to which this Agreement relates, except that no provision of this Agreement shall be deemed to protect the Adviser or such persons against any liability to the Trust or its shareholders to which the Adviser might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations and duties under this Agreement.

8.       DURATION AND TERMINATION OF AGREEMENT

(a)      DURATION

         This Agreement shall become effective on the date hereof for the Fund. Unless terminated as herein provided, this Agreement shall remain in full force and effect until April 30, 1999 and shall continue in full force and effect for periods of one year thereafter so long as such continuance is approved at least annually (i) by either the Trustees of the Trust or by vote of a majority of the outstanding voting shares (as defined in the 1940 Act) of the Fund, and (ii) in either event by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

 (b)     TERMINATION

         This Agreement may be terminated at any time, without payment of any penalty, by vote of the Trustees of the Trust or by vote of a majority of the outstanding shares (as defined in the 1940 Act) of the Fund, or by the Adviser, on sixty (60) days written notice to the other party.

(c)      AUTOMATIC TERMINATION

         This Agreement shall automatically and immediately terminate in the event of its assignment.

9.       PRIOR AGREEMENT SUPERSEDED

This Agreement supersedes any prior agreement relating to the subject matter hereof between the parties.

10.      SERVICES NOT EXCLUSIVE

The services of the Adviser to the Trust hereunder are not to be deemed exclusive, and the Adviser shall be free to render similar services to others and to engage in other activities.

11.      MISCELLANEOUS

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(b) ______ If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

12.      LIMITATION OF LIABILITY

The term Van Eck Worldwide Insurance Trust means and refers to the Trustees from time to time serving under the Master Trust Agreement of the Trust dated January 7, 1987, as the same may subsequently thereto have been, or subsequently hereto may be, amended. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the assets and property of the Trust, as provided in the Master Trust Agreement of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust, acting as such, and no such authorization by such officer shall be deemed to have been made by any of them personally, but shall bind only the assets and property of the Trust as provided in its Master Trust Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

[SEAL]                                     VAN ECK FUNDS


Attest:____________________________        By: ______________________________
                 Secretary                                      President

[SEAL]                                         VAN ECK ASSOCIATES CORPORATION


Attest:_____________________________      By : ______________________________
                Secretary                                      President

                                    EXHIBIT A

                                           Annual Advisory Fee

NAME OF FUND                               (AS A % OF AVERAGE DAILY NET ASSETS)
------------                               ------------------------------------

Emerging Market Vision Fund                      1% of average daily net assets